UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

WESCO International, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14989	25-1723342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 412 454-2200

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 per share	WCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Reports on Form 8-K filed by WESCO International, Inc. (the “Company”) on February 10, 2026 and February 17, 2026, David S. Schulz served as the Company’s Executive Vice President and Chief Financial Officer through February 16, 2026, and continued as Executive Vice President and special advisor to the CEO until his retirement from the Company effective May 31, 2026.

Effective June 1, 2026, the Company and Mr. Schulz entered into a consulting services agreement (the “Consulting Agreement”), pursuant to which Mr. Schulz will provide consulting services as a non-employee consultant to the Company until December 31, 2026, unless extended by mutual agreement of the parties. Under the Consulting Agreement, Mr. Schulz will receive an hourly fee for his consulting services and his outstanding equity awards will continue to vest in accordance with their terms until the term of the Consulting Agreement ends. Mr. Schulz will continue to be subject to customary non-competition, non-solicitation, non-disparagement and confidentiality covenants.

The foregoing description of the terms of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2026, the Company held its Annual Meeting of Stockholders. A quorum was present at the meeting. The following proposals were submitted by the Board of Directors to a vote of the stockholders and the voting tabulations for each matter are as follows:

Proposal 1 – Election of Ten Director Nominees

Nominee	For	Withheld	Broker Non-Votes
John J. Engel	42,008,578	1,229,636	3,203,117
Glynis A. Bryan	41,780,871	1,457,343	3,203,117
Michael L. Carter	43,195,253	42,961	3,203,117
Anne M. Cooney	42,480,663	757,551	3,203,117
Matthew J. Espe	42,926,380	311,834	3,203,117
Sundaram Nagarajan	42,609,594	628,620	3,203,117
James L. Singleton	41,289,143	1,949,071	3,203,117
Easwaran Sundaram	42,543,748	694,466	3,203,117
Laura K. Thompson	43,035,130	203,084	3,203,117
David C. Wajsgras	43,106,839	131,375	3,203,117

Based on the votes set forth above, each director nominee was duly elected to serve for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2027 or until their successors are otherwise duly elected and qualified.

Proposal 2 – Advisory Approval of the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
41,680,098	1,533,873	24,243	3,203,117

Based on the votes set forth above, with votes “for” representing over 96% of the votes cast, the stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026

For	Against	Abstain
43,770,836	2,652,699	17,796

Based on the votes set forth above, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. There were no broker non-votes on this proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Services Agreement, dated June 1, 2026, between WESCO International, Inc. and David Schulz

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.

(Registrant)

June 1, 2026	By:	/s/ Indraneel Dev
(Date)		Indraneel Dev
Executive Vice President and Chief Financial Officer